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                      THIRD AMENDED AND RESTATED AGREEMENT

                             OF LIMITED PARTNERSHIP

                                       OF

                         NATIONAL TOBACCO COMPANY, L.P.

                               dated May 17, 1996

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
                                TABLE OF CONTENTS

Article              Section                                                                                   Page
-------              -------                                                                                   ----

ARTICLE I            ORGANIZATIONAL MATTERS.....................................................................  1
                     1.1          Continuation..................................................................  1
                     1.2          Name..........................................................................  1
                     1.3          Character of Business.........................................................  2
                     1.4          Principal Place of Business...................................................  2
                     1.5          Registered Office and Agent...................................................  2
                     1.6          Fiscal Year...................................................................  2

ARTICLE II           CAPITAL CONTRIBUTIONS, WITHDRAWALS AND
                     CAPITAL ACCOUNTS...........................................................................  2
                     2.1          Capital Contributions to the Partnership......................................  2
                     2.2          No Return of Capital Contributions............................................  3
                     2.3          No Interest...................................................................  3
                     2.4          Capital Accounts..............................................................  3

ARTICLE III          RIGHTS AND OBLIGATIONS OF THE PARTNERS.....................................................  3
                     3.1          Management of Partnership.....................................................  3
                     3.2          Limitations on General Partner's Authority....................................  3
                     3.3          Liability of Partners.........................................................  4
                     3.4          Other Activities of the Partner...............................................  4
                     3.5          Authorization.................................................................  4

ARTICLE IV           EXCULPATION AND INDEMNITY..................................................................  5
                     4.1          Exculpation...................................................................  5
                     4.2          Indemnity.....................................................................  5

ARTICLE V            DISTRIBUTIONS AND ALLOCATIONS..............................................................  6
                     5.1          Distributions.................................................................  6
                     5.2          Tax Advances..................................................................  6
                     5.3          Allocations...................................................................  6

ARTICLE VI           TRANSFERS OF PARTNERSHIP INTEREST..........................................................  7
                     6.1          Transfers of Partnership Interest.............................................  7


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
Article              Section                                                                                    Page
-------              -------                                                                                    ----

ARTICLE VII          GENERAL ACCOUNTING PROVISIONS AND REPORTS..................................................  8
                     7.1          Books of Account; Tax Returns.................................................  8
                     7.2          Place Kept; Inspection........................................................  8
                     7.3          Tax Matters Partner...........................................................  8

ARTICLE VIII         AMENDMENTS AND WAIVERS.....................................................................  8

ARTICLE IX           DISSOLUTION AND TERMINATION................................................................  9
                     9.1          Dissolution...................................................................  9
                     9.2          Accounting on Dissolution.....................................................  9
                     9.3          Termination................................................................... 10
                     9.4          No Negative Capital Account Obligation........................................ 10

ARTICLE X            MISCELLANEOUS.............................................................................. 10
                     10.1         Waiver of Partition........................................................... 10
                     10.2         Entire Agreement.............................................................. 10
                     10.3         Severability.................................................................. 10
                     10.4         Notices....................................................................... 11
                     10.5         Governing Laws................................................................ 11
                     10.6         Successors and Assigns........................................................ 11
                     10.7         Counterparts.................................................................. 11
                     10.8         Headings...................................................................... 11
                     10.9         Other Terms................................................................... 11


                                      ii

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                         National Tobacco Company, L.P.
           Third Amended and Restated Agreement of Limited Partnership

         This Third Amended and Restated Agreement of Limited Partnership (this "Agreement") of National Tobacco Company, L.P., a Delaware limited partnership (the "Partnership"), is made among National Tobacco Finance Corporation, a Delaware corporation, as the sole general partner (the "General Partner"), and NTC Holding, LLC, a Delaware limited liability company, as the sole limited partner (the "Limited Partner"). The General Partner and the Limited Partner are herein collectively referred to as the "Partners."

                                    PREMISES:

         The Partnership was formed by the filing of a certificate of limited partnership on January 26, 1988 and, prior to the date hereof, was governed by the Delaware Revised Uniform Limited Partnership Act, as from time to time amended (the "Delaware Act"), and the provisions of that certain Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P. dated April 26, 1988, as amended and restated on March 4, 1992 and April 14, 1992, and amended on May 17, 1996 (as amended, the "Prior Agreement"). The General Partner and the Limited Partner now desire to amend and restate the Prior Agreement in its entirety as follows.

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1 Continuation. The General Partner and the Limited Partner hereby continue the Partnership without dissolution as a limited partnership pursuant to the provisions of this Agreement and the Delaware Act, and the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by this Agreement and the Delaware Act. The General Partner and Limited Partner have been admitted as general partner of the Partnership and limited partner of the Partnership respectively, immediately prior to the withdrawal of the partners of the Partnership under the Prior Agreement.

         1.2 Name.  The name of the Partnership is National Tobacco
Company, L.P. The General Partner may change the name of the Partnership and may cause the

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Partnership to adopt or use trade or fictitious names appropriate to the accomplishment of its business purpose.


         1.3 Character of Business. The purposes of the Partnership shall be (i) to operate the business of National Tobacco Company, L.P., and (ii) to engage or participate in any other lawful business activities (as determined by the General Partner) in which limited partnerships formed in the State of Delaware may engage or participate.

         1.4 Principal Place of Business. The principal place of business of the Partnership shall be located at 444 Park Avenue South, New York, New York 10016. The General Partner may from time to time change the principal place of business of the Partnership. In addition, in its discretion, the General Partner may establish additional places of business for the Partnership.

         1.5 Registered Office and Agent.

             (a) The name of the registered agent of the Partnership in the State of Delaware upon whom process may be served is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

             (b) The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         1.6 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is elected. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                   ARTICLE II
             CAPITAL CONTRIBUTIONS, WITHDRAWALS AND CAPITAL ACCOUNTS

         2.1 Capital Contributions to the Partnership. The Partners shall make capital contributions to the Partnership in the amounts set forth on
Schedule I to this Agreement. Such capital contributions shall be made from time to time as the General Partner and the Limited Partner may approve for any other purpose. The General

                                        2




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Partner shall contribute an amount of capital to the Partnership and shall from time to time make additional capital contributions to the extent required to cause its aggregate capital contributions to equal at least one percent (1%) of the aggregate capital contributions of all Partners. The foregoing capital contribution commitments of the Partners are solely for the benefit of the Partners, as among themselves, and to the fullest extent permitted by law may not be enforced by any creditor, receiver or trustee of the Partnership or by any other person.


         2.2 No Return of Capital Contributions. No Partner is entitled to a withdrawal or return of its capital contributions. Instead, each Partner shall look solely to distributions from the Partnership for such purpose.

         2.3 No Interest. No Partner shall be entitled to interest on its capital contributions, and any interest actually received by reason of investment of any part of the Partnership's funds shall be included in the Partnership's property.

         2.4 Capital Accounts. The Partnership shall maintain for each Partner a separate capital account (a "Capital Account") in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 1.704-1(b) of the regulations promulgated by the United States Department of Treasury with respect to the Code (the "Regulations").

                                   ARTICLE III
                     RIGHTS AND OBLIGATIONS OF THE PARTNERS

         3.1 Management of Partnership. The management, control and direction of the Partnership and its operations, business and affairs shall be vested exclusively in the General Partner, which shall have the right, power and authority, acting solely by itself and without the necessity of approval by the Limited Partner or any other person, to carry out any and all the purposes of the Partnership and to perform or refrain from performing any and all acts that the General Partner may deem necessary, desirable, appropriate or incidental thereto, subject only to the limitations contained in the Act and such further limitations as are expressly stated in this Agreement.

         3.2 Limitations on General Partner's Authority. Notwithstanding the grant of authority to the General Partner pursuant to Section 3.1, none of the following actions shall be approved by the General Partner or any officer of the Partnership, without first

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having obtained the prior written consent of the Limited Partner, pursuant to the terms of the Operating Agreement of the Limited Partner thereof:

             (a) Mergers or consolidations involving the Partnership, whether or not the Partnership is the surviving entity;

             (b) Sale of all or substantially all of the assets of the Partnership (whether effected by sale of assets, equity exchange or otherwise);

             (c) Subject to Section 17-802 of the Act, dissolution of the Partnership; or

             (d)      Admit a new partner under Section 6.1.


Except as specifically set forth in this Section 3.2, the Limited Partner shall not participate in the management, control or direction of the Partnership's operations, business or affairs, transact any business for the Partnership, or have the power to act for or on behalf of or to bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         3.3 Liability of Partners. The General Partner shall be personally liable for the debts and obligations of the Partnership if (but solely to the extent) required by applicable law; provided, however, that all such debts and obligations shall be paid or discharged first with the property of the Partnership (including insurance proceeds) before the General Partner shall be obligated to pay or discharge any such debt or obligation with its personal assets. Notwithstanding the preceding sentence, the General Partner shall not be personally liable for any debts or obligations which are nonrecourse or which, under the terms thereof, do not create or impose such liability. Except as otherwise required by law, the Limited Partner shall not be personally liable for any of the debts or obligations of the Partnership.

         3.4 Other Activities of the Partner. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner or any affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any other Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

         3.5 Authorization. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the Loan Documents (as defined in the

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Operating Agreement of the Limited Partner (the "Operating Agreement")) and the
Operating Agreement of the Limited Partner the agreements relating thereto or in connection therewith without any further act, vote or approval of any partner of the Partnership notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law, rule or regulation. The General Partner is hereby authorized to enter into the agreements described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on behalf of the Partnership.

                                   ARTICLE IV
                            EXCULPATION AND INDEMNITY

         4.1 Exculpation. Neither the General Partner nor any affiliate of the General Partner, nor any officer, director, employee, agent, stockholder or partner of the General Partner or any of its affiliates, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner by reason of, or arising from, the operations, business or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct or bad faith of the person claiming exculpation.

         4.2 Indemnity. The Partnership shall indemnify the General Partner, each affiliate of the General Partner, and each officer, director, stockholder, partner, manager, member, employee or agent of the General Partner or any of its affiliates, against any claim, loss, damage, liability or expense (including attorneys' fees, court costs and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing is determined by a final, nonapplicable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct or bad faith of the person claiming indemnification. Unless a determination has been made (by a final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's costs of investigation, litigation or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such

                                        5




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advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not entitled to indemnification under this Section 4.2.

                                    ARTICLE V
                          DISTRIBUTIONS AND ALLOCATIONS

         5.1 Distributions. Subject to Section 5.2 and the restrictions imposed by the Credit Agreement dated as of May 17, 1996 (the "Credit Agreement") among the Partnership, the lenders named therein and Societe Generale, as the same may be amended, supplemented or otherwise modified from time to time (and all agreements and instruments entered into or issued pursuant to such agreement and any agreement relating to the renewal, extension, refunding, restructuring, replacement or refinancing thereof) (the "Loan Documents"), distributions of the Partnership shall be made only upon the approval of the General Partner acting in its sole discretion, to the Partners in proportion to their partnership percentage interests as set forth on Schedule I to this Agreement ("Percentage Interests"). Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by law.

         5.2 Tax Advances. After the close of each fiscal quarter, the General Partner shall, to the extent of available cash, distribute cash to the Partners in proportion to and to the extent of their respective Tax Distributions (as defined in the Operating Agreement of the Limited Partner) which, in the case of the Limited Partner, such amount shall be equal to the aggregate Tax Distributions of all the members of the Limited Partner; provided, however, that distributions under this Section 5.2 shall be treated as advance distributions under Section 5.1, with the result that distributions otherwise made under
Section 5.1 to the Partners shall be reduced by the amount of advances made pursuant to this Section 5.2.

         5.3 Allocations.

             (a) Except as otherwise provided in this Section 5.3, for purposes of computing Partners' Capital Accounts and for United States federal income tax purposes, items of Partnership income, gain, loss, deduction and credit for each fiscal year of the Partnership shall be allocated among the Partners in proportion to their Percentage Interests.

             (b) It is the intent of the Partners that the Partners' Capital Accounts be maintained in accordance with the provisions of Section 704(b) of the Code and the

                                        6




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Regulations thereunder and that items of Partnership income, gain, loss, deduction and credit for each fiscal year of the Partnership be allocated among the Partners in compliance with such provisions. Accordingly, there are hereby included in this Agreement such provisions governing the allocation of items of Partnership income, gain, loss, deduction and credit as may be necessary to provide that the Partnership's allocation provisions (i) contain a "qualified income offset" within the meaning of Section 1.704-l(b)(2)(ii)(d) of the Regulations, and (ii) comply with all provisions relating to the allocation of "nonrecourse deductions", "partner nonrecourse deductions" and "minimum gain chargeback", as such terms are defined in Section 1.704-2 of the Regulations. The General Partner shall direct the Partnership's accountants to make all necessary adjustments in each Partner's Capital Account as required by this
Section 5.3 and the rules of Section 704(b) of the Code and the Regulations thereunder.

             (c) Solely for tax purposes, in determining each Partner's allocable share of the taxable income or loss of the Partnership, depreciation, depletion, amortization and gain or loss with respect to any property contributed to the capital of the Partnership, or with respect to Partnership property which is revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the fair market value of such property on the date of contribution or revaluation in the manner provided under Section 704(c) of the Code and Section 1.704-3 of the Regulations.

                                   ARTICLE VI
                        TRANSFERS OF PARTNERSHIP INTEREST

         6.1 Transfers of Partnership Interest.

             (a) Except for the pledge of the partnership interests as contemplated in the Credit Agreement or the Pledge Agreements (as defined in the Credit Agreement) (including without limitation, the remedies thereunder), no Partner may sell, assign, give, transfer or otherwise dispose of (hereinafter "Transfer") any or all of its partnership interest as a General Partner or Limited Partner ("Interest"), in whole or in part, to any other person or entity. Any attempted Transfer in violation of the preceding sentence shall be null and void ab initio and of no force and effect. Any purported Transfer shall not be enforceable against the Partnership or its Partners and the purported transferee shall not become a substitute or additional Partner of the Partnership.

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             (b) Except for the pledge of the partnership interests as
contemplated in the Credit Agreement or the Pledge Agreement (including without limitation, the remedies thereunder), no Person that is not a Partner of the Partnership as of the date hereof shall be admitted as a Partner of the Partnership, or have any other rights of a Partner under the Delaware Act or this Agreement.

                                   ARTICLE VII
                    GENERAL ACCOUNTING PROVISIONS AND REPORTS

         7.1 Books of Account; Tax Returns. The General Partner shall prepare and file all United States federal, state and local income and other tax returns required to be filed by the Partnership and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's operations, business and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Delaware Act. Except as otherwise expressly provided herein, such books and records shall be maintained in accordance with the basis utilized in preparing the Partnership's United States federal income tax returns, which returns, if allowed by applicable law, may in the discretion of the General Partner be prepared on either a cash basis or accrual basis.

         7.2 Place Kept; Inspection. The books and records shall be maintained at the principal place of business of the Partnership, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during the ordinary business hours of the Partnership.

         7.3 Tax Matters Partner. The General Partner shall be the tax matters Partner of the Partnership and, in such capacity, shall exercise all rights conferred, and perform all duties imposed, upon a tax matters partner under Sections 6221 through 6233 of the Code, and the regulations promulgated thereunder.

                                  ARTICLE VIII
                             AMENDMENTS AND WAIVERS

         This Agreement may be modified or amended, or any provision hereof waived, only with the written consent of the General Partner and the Limited Partner, provided, however, that this Agreement shall be amended by deleting clause (e) of Section 9.1 as

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of the date that Societe Generale, as agent under the Credit Agreement, delivers to the General Partner an opinion of independent counsel, which opinion shall be reasonably acceptable to independent counsel to the General Partner, that such deletion will not affect the characterization of the Partnership as a partnership for federal income tax purposes.

                                   ARTICLE IX
                           DISSOLUTION AND TERMINATION

         9.1 Dissolution. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following events:

             (a) the election of the General Partner to dissolve the Partnership at any time with the consent of the Limited Partner;

             (b) the sale, transfer or other disposition of substantially all of the assets of the Partnership or the merger or consolidation of the Partnership with or into any other entity;

             (c) the bankruptcy or the dissolution of the General Partner unless within ninety (90) days after such event, all the remaining Partners consent in writing to continue the business of the Partnership and to the appointment effective as of the date of such event of one or more additional general partners of the Partnership.

             (d) the entry of a decree of judicial dissolution pursuant to Section 17-802 of the Delaware Act; or


             (e) the effectiveness of a Transfer of an Interest to the Lenders pursuant to an exercise of remedies under the Credit Agreement or the Pledge Agreements unless within ninety (90) days after the effectiveness of such Transfer not less than a majority in interest of the Partners (including the Lenders as transferees of such Interest) consent in writing to continue the business of the Partnership.

         9.2 Accounting on Dissolution. Following the dissolution of the Partnership pursuant to Section 9.1 of this Agreement, the books of the Partnership shall be closed, and a proper accounting of the Partnership's assets, liabilities and operations shall be made by the General Partner, all as of the most recent practicable date.

         9.3 Termination. As expeditiously as practicable, but in no event later than one year after the dissolution of the Partnership pursuant to Section 9.1 of this Agreement, the General Partner shall cause the Partnership to pay (or make reasonable provision for the payment) of all liabilities of the Partnership and (i) establish a reserve fund (which may be in the form of cash or other property, as the General Partner shall determine) for any and all other liabilities, including contingent, conditional or unmatured liabilities, of the Partnership in an amount determined by the General Partner to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities. To the extent that cash required for the foregoing purposes is not otherwise available, the General Partner may sell property, if any, of the Partnership for cash. Thereafter, all remaining cash or other property, if any, of the Partnership shall be distributed to the Partners in accordance with the positive balances in their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. At the time final distributions are made in accordance with this Section 9.3, the legal existence of the Partnership shall cease upon filing a certificate of cancellation to the certificate of limited partnership.

         9.4 No Negative Capital Account Obligation. Notwithstanding any other provision of this Agreement, in no event shall any Partner who has a negative Capital Account upon final distribution of all cash and other property of the Partnership be required to restore such negative account to zero.

                                  ARTICLE X
                                MISCELLANEOUS


         10.1 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         10.2 Entire Agreement. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

         10.3 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         10.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by telex or telecopy if to the Partners, at the addresses or telex or facsimile numbers set forth on Schedule I hereto, and if to the Partnership, at the address of its principal place of business referred to in Section 1.4 of this Agreement, or to such other address as the Partnership or any Partner shall have last designated by notice to the Partnership and all other parties hereto in accordance with this Section 10.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telex or telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

         10.5 Governing Laws. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

         10.6 Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.


         10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

         10.8 Headings. The section and article headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         10.9 Other Terms. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or"; (ii) "day" shall mean a calendar day; (iii) "including" or "include" shall mean "including without limitation"; and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits the General Partner to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the General Partner acting alone and in good faith.

         IN WITNESS WHEREOF, the undersigned Partners have executed this instrument effective as of May 17, 1996.

                                            General Partner:

                                            NATIONAL TOBACCO FINANCE
                                            CORPORATION

                                            By:
                                            Name:
                                            Title:

                                            Limited Partner:

                                            NTC HOLDING, LLC

                                            By:
                                            Name: Thomas F. Helms, Jr.
                                            Title:  Manager